Exhibit 99.1

Super League Appoints Marti Frucci, Investment Banking Veteran, to Board of Directors

~ Appointment Enhances Capital Markets Expertise to Support Growth Following Balance Sheet Strengthening ~

Santa Monica, CA – January 6, 2026 – Super League (Nasdaq: SLE) (the “Company”), a leader in playable media trusted by global brands to reach and activate gaming audiences through playable ads and gamified content, announced today the appointment of Marti Frucci to its Board of Directors, effective January 1, 2026. Additionally, Chief Executive Officer Matt Edelman will assume the role of Chairman of the Board, effective January 1, 2026.

Ms. Frucci, Founder and Managing Partner of Momentum Ventures Advisory, is a highly experienced investment banking professional, having completed more than $20 billion in transactions over three decades across a broad range of Telecom, Media, and Technology (“TMT”) sectors. Her distinguished career includes senior roles at bulge bracket banks Lazard Frères, Donaldson Lufkin & Jenrette, and Bankers Trust, where she worked on a plethora of mergers and acquisitions, high yield offerings, IPOs, private placements, restructurings and share repurchases for large public and private corporations. Ms. Frucci established Momentum Ventures Advisory to provide tailored investment banking solutions to both large and small, public and private media, digital media and technology companies whose needs extend beyond traditional advisory models.

Ms. Frucci served in the Presidential Advance Office of The White House for President Reagan and ran the Award Ceremonies department for the 1984 L.A. Olympics, adding a layer of richness and unique perspective to her client work. Ms. Frucci holds both a Bachelor of Science and an MBA from Columbia University.

“Marti brings unparalleled expertise to Super League at exactly the right time given our renewed momentum and growth plans. Her network of relationships is exceptional, outmatched only by her deep knowledge of transaction structures and fundraising strategies across the global media and technology landscape. Her strategic insight will be instrumental as we advance our next phase of growth,” said Matt Edelman, Super League Chief Executive Officer. “The updates shared today mark a re-alignment of our Board and governance structure. I look forward to the added responsibility of serving as Chairman, which I will approach with the same dedication and tenacity I bring to the CEO role.”

“I am honored to be joining Super League’s Board at a pivotal time in the Company’s evolution,” commented Ms. Frucci. “Strategizing with clients has been one of the most rewarding aspects of my career, and I’m excited to bring that passion and experience to Super League, working alongside management and the Board to shape and support the company’s ambitious vision. Having known Matt since my first investment banking role, and having spent time with the broader leadership team over the years, I have the utmost confidence in their ability to scale a growth platform at the intersection of media, technology and gaming, while thoughtfully exploring transformative opportunities in the digital asset space.”

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995.

Forward Looking Statements can be identified by words such as “anticipate,” “intend,” "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future periods. Forward-looking statements include all statements other than statements of historical fact, including, without limitation, all statements regarding the private placement, including expected proceeds, Super League’s ability to maintain compliance with the Listing Rules of the Nasdaq Capital Market, statements regarding expected operating results and financial performance (including the Company’s commitment to and ability to achieve Adjusted EBITDA-positive results in Q4), strategic transactions and partnerships, and capital structure, liquidity, and financing activities. These statements are based on current expectations, estimates, forecasts, and projections about the industry and markets in which the Company operates, management’s current beliefs, and certain assumptions made by the Company, all of which are subject to change.

Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties, and other factors that are difficult to predict and that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Important factors include, but are not limited to: the Company’s ability to adequately utilize the funds received recent financings; the Company’s ability to execute on cost reduction initiatives and strategic transactions; customer demand and adoption trends; the timing, outcome, and enforceability of any patent applications; the ability to successfully integrate new technologies and partnerships; platform, regulatory, macroeconomic and market conditions; the Company’s ability to maintain compliance with Nasdaq Capital Market continued listing standards; access to, and the cost of, capital; and the other risks and uncertainties described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, the Company’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025, and September 30, 2025, and other filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. Except as required by law, the Company undertakes no obligation to update or revise any forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

About Super League

Super League (Nasdaq: SLE) is redefining how brands connect with consumers through the power of playable media. The company creates moments that matter by placing brands directly in the path of play through playable ads and gamified content across mobile, web, CTV, social and the world’s largest immersive gaming platforms. Powered by proprietary technologies, an award-winning development studio and a vast network of native creators, Super League enables brands to stand out culturally, inspire loyalty and drive measurable impact in today’s attention-driven economy. For more information, visit superleague.com.

Investor Relations Contact:
 Shannon Devine/ Mark Schwalenberg
  MZ North America
  Main: 203-741-8811
  SLE@mzgroup.us